                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                         Varian Semiconductor Equipment
                                Associates, Inc.
                (Name of Registrant as Specified In Its Charter)

              ---------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    4)  Proposed maximum aggregate value of transaction:
    5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:

--------------------------------------------------------------------------------

                VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
                                  35 Dory Road
                        Gloucester, Massachusetts 01930

                               ----------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on February 7, 2001

                               ----------------

   The 2001 Annual Meeting of Stockholders of Varian Semiconductor Equipment Associates, Inc. (the "Company") will be held at the Harvard Club of Boston, One Federal Street, Boston, Massachusetts, on Wednesday, February 7, 2001 at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect two Class II Directors for the ensuing three years.

     2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending September 28, 2001.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Stockholders of record at the close of business on December 26, 2000 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

   All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                      /s/ Richard A. Aurelio
                                          RICHARD A. AURELIO
                                          President and Chief Executive
                                           Officer

Gloucester, Massachusetts
January 3, 2001


 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
                                  35 Dory Road
                        Gloucester, Massachusetts 01930

                               ----------------

          Proxy Statement for the 2001 Annual Meeting of Stockholders

                         To Be Held on February 7, 2001

                               ----------------

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Varian Semiconductor Equipment Associates, Inc. (the "Company") for use at the 2001 Annual Meeting of Stockholders to be held at the Harvard Club of Boston, One Federal Street, Boston, Massachusetts on Wednesday, February 7, 2001, at 9:00 a.m., local time, and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

   The Company's Annual Report for the fiscal year ended September 29, 2000 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about January 3, 2001.

   A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2000, as filed with the Securities and Exchange Commission is included without exhibits with the Company's Annual Report. Exhibits will be provided to any stockholder upon written request to the Secretary of the Company, Varian Semiconductor Equipment Associates, Inc., 35 Dory Road, Gloucester, Massachusetts 01930 at no charge.

Voting Securities and Votes Required

   On December 26, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 32,102,739 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Holders of Common Stock are entitled to one vote per share.

   Under the Company's By-laws, the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

   The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the meeting is required for the election of the Class II Directors. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the ratification of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

   Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of the Class II Directors and the ratification of PricewaterhouseCoopers LLP as the Company's independent public accountants.

Stock Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information, as of December 12, 2000, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director; (iii) each executive officer named below in the Summary Compensation Table under the heading "Executive Compensation;" and (iv) all directors and executive officers of the Company as a group.

   The number of shares of Common Stock beneficially owned by each five percent stockholder, director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after December 12, 2000 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. To calculate the percentage of outstanding shares of Common Stock held by each stockholder, the number of shares deemed outstanding includes 32,101,735 shares outstanding as of December 12, 2000, plus any shares subject to outstanding stock options currently exercisable or exercisable within 60 days after December 12, 2000 held by each person specified below.

                                    Number of Shares
                                    of Common Stock        Percentage of
       Beneficial Owner(1)         Beneficially Owned Common Stock Outstanding
       -------------------         ------------------ ------------------------
Five Percent Stockholders
AIM Management Group, Inc. .......     2,147,900(2)             6.7%
 11 Greenway Plaza
 Suite 100
 Houston, TX 77046

Directors
Richard A. Aurelio................       565,635(3)             1.7%
George W. Chamillard..............        50,000(4)               *
Robert W. Dutton..................        56,672(5)               *
Angus A. MacNaughton..............        88,620(6)               *
J. Tracy O'Rourke.................       531,165(7)             1.6%

Other Named Executive Officers
Ernest L. Godshalk, III...........        67,566(8)               *
Ralph E. Knupp....................        20,000(9)               *
Gary L. Loser.....................        20,000(10)              *
Walter F. Sullivan................        59,707(11)              *
All directors and executive
 officers as a group (10
 persons).........................     1,459,365(12)            4.3%

--------

  *   Less than 1%.
 (1) The address of each director and Named Executive Officer is c/o Varian Semiconductor Equipment Associates, Inc., 35 Dory Road, Gloucester, Massachusetts, 01930.
 (2) Based on information provided in a Form 13F, filed with the Securities and Exchange Commission on November 13, 2000.
 (3) Includes 540,030 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 2000.
 (4) Represents 50,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 2000.
 (5) Represents 56,672 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 2000.
 (6) Includes 61,120 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 2000. Also includes 2,500 shares of Common Stock held by the MacNaughton Family Foundation, of which Mr. MacNaughton is sole trustee.
 (7) Includes 516,665 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 2000.
 (8) Includes 66,666 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 2000.
 (9) Represents 20,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 2000.
(10) Represents 20,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 2000.
(11) Includes 56,666 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 2000.
(12) Includes 1,387,819 shares of Common Stock issuable upon exercise of options exercisable within 60 days after December 1, 2000.

                             ELECTION OF DIRECTORS

   The Company has a classified Board of Directors which after the annual meeting will consist of one Class I Director, two Class II Directors and one Class III Director. Mr. O'Rourke will retire from the Board following the annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The Class III Director has an initial term expiring at the 2002 Annual Meeting and the Class I Director has an initial term expiring at the 2003 Annual Meeting. This year, two Class II Directors will each be elected for a three-year term expiring at the 2004 Annual Meeting.

   The persons named in the enclosed proxy will vote to elect as directors Robert W. Dutton and George W. Chamillard, the Class II nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as director the two Class II nominees named below. Each Class II nominee will be elected to hold office until the 2004 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected. However, if he should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

   There are no family relationships between or among any officers or directors of the Company.

   Set forth below are the name and age of each continuing member of the Board of Directors (including the nominees for election as Class II Directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Date Information with respect to the number of shares of Common Stock beneficially owned by each current director, directly or indirectly, as of December 12, 2000, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

             Director Whose Term Expires in 2003 (Class I Director)

   Angus A. MacNaughton, age 69, served as a director of Varian Associates, Inc. ("VAI") from 1986 until April 1999 and has served as a director of the Company since its spin-off from VAI in April 1999. Mr. MacNaughton has served as President of Genstar Investment Corporation, a private investment company, since 1987. He is a director of Canadian Pacific Limited, Sun Life Assurance Company of Canada, Sun Life Insurance Company Canada (US) and DCS Business Services, Inc. Mr. MacNaughton is also Vice-Chairman of the Board of Barrick Gold Corporation.

            Nominees for Terms Expiring in 2004 (Class II Directors)

   George W. Chamillard, age 62, has served as a director of the Company since December 2000. Mr. Chamillard has served as Chairman of the Board of Directors of Teradyne, Inc., a supplier of automatic test equipment for the electronics and telecommunications industries, since June 2000, as its Chief Executive Officer since May 1997, and as its President, Chief Operating Officer and a member of its Board of Directors since 1996. From 1981 to 1996, Mr. Chamillard served in a number of other executive positions at Teradyne, including Executive Vice President from 1994 to 1996. Mr. Chamillard is a director of Semiconductor Equipment and Materials Institute, the Semiconductor Industry Suppliers Association and Manufacturers' Services Limited. He is also Vice Chairman of the Massachusetts High Technology Council and a member of the Governor's Board of Economic Advisors for the Commonwealth of Massachusetts.

   Robert W. Dutton, age 56, served as a director of VAI from 1996 until April 1999 and has served as a director of the Company since its spin-off from VAI in April 1999. Dr. Dutton is Director of Research at the Center for Integrated Systems and Professor of Electrical Engineering at Stanford University, positions he has held since 1991 and 1971, respectively.

            Director Whose Term Expires in 2002 (Class III Director)

   Richard A. Aurelio, age 56, has served as President and Chief Executive Officer and a director of the Company since April 1999. Mr. Aurelio served as Executive Vice President of VAI from 1992 to April 1999 and as President of VAI's semiconductor equipment business from 1991 to 1992.

Board and Committee Meetings

   The Board of Directors has a standing Audit Committee, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Board of Directors has adopted a written charter for the Audit Committee which is attached to this Proxy Statement as Appendix A. The Audit

Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held three meetings during fiscal year 2000. The current members of the Audit Committee are Dr. Dutton and Messrs. Chamillard, MacNaughton and O'Rourke. Each member of the audit committee is "independent" as defined under Rule 4200 of the National Association of Securities Dealers' listing standards.

   The Board of Directors also has a standing Compensation Committee, which provides recommendations to the Board regarding compensation programs of the Company. The Compensation Committee is responsible for establishing and modifying the compensation of corporate officers of the Company, adoption and amendment of all stock option and other employee benefit plans, and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company. The Compensation Committee held four meetings during fiscal year 2000. The current members of the Compensation Committee are Dr. Dutton and Messrs. Chamillard, MacNaughton and O'Rourke. See "Report of the Compensation Committee" below.

   The Board of Directors does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

   The Board of Directors held four meetings during the fiscal year 2000. Each director attended at least 75% of the total number of meetings (including consents in lieu of meetings) of the Board of Directors and all committees of the Board on which he or she served.

Directors' Compensation

   Mr. O'Rourke, the non-employee Chairman of the Board of Directors, received a retainer fee of $10,000 for each month he served as Chairman of the Board of Directors during fiscal 2000. Mr. Aurelio will become the Chairman of the Board of Directors following the Annual Meeting. He will not receive any additional compensation for serving as Chairman of the Board.

   Under the Varian Semiconductor Equipment Associates, Inc. Omnibus Stock Plan (the "Stock Plan"), each director who is not an employee of the Company receives a non-qualified stock option to acquire 50,000 shares of Common Stock on the date of the non-employee Director's appointment or election as a non-employee Director of the Company. In addition, each non-employee Director will receive annually, beginning with the second annual meeting following his or her appointment or election, a non-qualified stock option to acquire 5,000 shares of Common Stock. In lieu of these grants, any non-employee Chairman will receive upon initial appointment a non-qualified stock option to acquire 200,000 shares of Common Stock. Such stock options will be granted with an exercise price equal to the fair market value of Common Stock on the date of grant, will be fully exercisable when granted and will have a ten-year term. Directors who are employees of the Company receive no compensation for their services as directors.

   Pursuant to the provisions described above, on December 1, 2000, Mr. Chamillard received a non-qualified stock option to acquire 50,000 shares of Common Stock at an exercise price of $18.88 per share upon his appointment to the Board of Directors. This stock option is exercisable in full and expires on December 1, 2010.

Executive Compensation

   Summary Compensation Table. The following table sets forth certain information with respect to the compensation paid by the Company during fiscal years 2000 and 1999 to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 during fiscal 2000 (the Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers"). The Company was not, prior to April 3, 1999, a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934:

                           SUMMARY COMPENSATION TABLE

                                                       Long Term
                                                      Compensation
                                                         Awards
                                                      ------------
                                  Annual Compensation
                                  -------------------  Securities
   Name and Principal     Fiscal                       Underlying   All Other
        Position          Year(1)  Salary   Bonus(2)   Options(#)  Compensation
   ------------------     ------- -------- ---------- ------------ ------------
Richard A. Aurelio......   2000   $597,321 $1,695,000        --      $    --
 President and Chief       1999    253,848        --   1,000,000       19,039(3)
 Executive Officer

Ernest L. Godshalk,        2000    234,849    504,000        --           --
 III....................   1999    104,715        --     150,000          --
 Vice President and
 Chief Financial Officer

Walter F. Sullivan......   2000    213,272    441,000        --       121,461(4)
 Vice President,           1999     93,035        --     150,000        3,150(5)
 Customer
 Operations and Chief
 Information Officer

Gary L. Loser...........   2000    165,259    367,500        --        73,438(6)
 Vice President, General   1999     69,452        --      60,000          --
 Counsel and Secretary

Ralph E. Knupp..........   2000    169,237    367,500        --           --
 Vice President, Human     1999     65,990        --      60,000          --
 Resources &
 Communications

--------
(1) Fiscal year 1999 covers the period from April 3, 1999 to October 1, 1999. Fiscal year 2000 ended September 29, 2000.
(2) Bonuses earned in fiscal 2000 were paid by the Company to the Named Executive Officers in November 2000.
(3) Consists of Company contribution (including interest) to Mr. Aurelio's Supplemental Retirement Plan account.
(4)  Consists of reimbursement of relocation expenses.
(5) Consists of the Company's contribution (including interest) to Mr. Sullivan's Supplemental Retirement Plan account.
(6)  Consists of reimbursement of relocation expenses.

                       OPTION GRANTS IN LAST FISCAL YEAR

   No options were granted by the Company to the Named Executive Officers during fiscal year 2000.

   Year-End Option Table. The table set forth below contains certain information regarding each exercise of a stock option during the fiscal year ended September 29, 2000 by each of the Named Executive Officers and the number and value of the securities underlying unexercised options held by each of the Named Executive Officers as of September 29, 2000:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                     Number of Shares
                                                  Underlying Unexercised     Value of Unexercised
                          Number of               Options at Fiscal Year-   In-the-Money Options at
                           Shares                           End               Fiscal Year-End(2)
                         Acquired on    Value    ------------------------- -------------------------
          Name            Exercise   Realized(1) Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Richard A. Aurelio......   253,300   $10,793,246   540,030      666,666    $13,002,889  $17,131,650
Ernest L. Godshalk,
 III....................    50,000   $ 2,344,480    66,666      133,333    $ 1,698,791  $ 3,414,838
Walter F. Sullivan......   110,000   $ 5,898,920    56,666      100,000    $ 1,392,763  $ 2,569,750
Gary L. Loser...........       --            --     20,000       40,000    $   513,950  $ 1,027,900
Ralph E. Knupp..........       --            --     20,000       40,000    $   514,750  $ 1,029,500

--------
(1) Represents the per share value of the Common Stock at the time the option was exercised, less the per share option exercise price, multiplied by the number of shares acquired on exercise of such option.
(2) Based on the fair value of the Common Stock on September 29, 2000 ($37.4375), less the option exercise price, multiplied by the number of shares underlying the options.

Compensation Committee Interlocks and Insider Participation

   The members of the Compensation Committee during fiscal year 2000 were Dr. Davis (until her retirement from the Board in February 2000), Dr. Dutton and Messrs. MacNaughton and O'Rourke. No member of the Compensation Committee was at any time during fiscal year 2000 an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

   During fiscal 2000, no executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Report of the Compensation Committee

   The executive compensation program of the Company is administered by the Compensation Committee, which, during fiscal year 2000, was composed of Dr. Davis (until her retirement from the Board in February 2000), Dr. Dutton and Messrs. MacNaughton and O'Rourke, all of whom were non-employee directors. The Company's executive compensation program is designed to retain and reward executives who are capable of leading the Company in the achievement of its business objectives.

   Compensation Philosophy. The objectives of the executive compensation program are (i) to align compensation with business objectives and individual performance and (ii) to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

   Competitive and Fair Compensation. The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in companies with similar businesses and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

   Sustained Performance. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of new customer relationships, timely development of new systems and processes, and performance relative to competitors. Individual performance is evaluated by reviewing attainment of a specified individual objectives and the degree to which teamwork and company values are fostered.

   In evaluating each executive officer's performance, the Company generally conforms to the following process:

  . Company and individual goals and objectives generally are set at the beginning of the performance cycle.

  . At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

  . The executive's performance are then compared with peers within the Company and the results are communicated to the executive.

  . The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary, cash bonuses and stock compensation levels.

   Annual compensation for the Company's executives generally consists of three elements--salary, cash bonuses and stock options.

   The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries and payment of bonus awards will be based on actual corporate and individual performance against targeted performance and various objective performance criteria. Targeted performance criteria vary for each executive are based on his area of responsibility. Subjective performance criteria include an executive's ability to motivate others, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but makes an evaluation of each executive officer's contributions in light of all such criteria.

   Compensation at the executive officer level also includes the long-term incentives offered by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a three-year vesting period to encourage key employees to continue in the employ of the Company.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the statute to mitigate any disallowance of deductions.

                                          COMPENSATION COMMITTEE

                                          Robert W. Dutton
                                          Angus A. MacNaughton
                                          J. Tracy O'Rourke

Report of the Audit Committee

     The Audit Committee of the Board of Directors for fiscal year 2000 has reviewed and discussed the Company's audited financial statements for fiscal year 2000 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2000.

                                          AUDIT COMMITTEE

                                          Robert W. Dutton
                                          Angus A. MacNaughton
                                          J. Tracy O'Rourke

Section 16(a) Beneficial Ownership Reporting Compliance

   Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that all such filings required to be made by such Reporting Persons were timely made in accordance with the requirements of the Exchange Act, except a Form 4 (Statement of Changes in Beneficial Ownership) was filed late by each of Messrs. Aurelio, MacNaughton and Sullivan.

Change in Control Agreements

   The Named Executive Officers are parties to change in control agreements (the "Agreements") with the Company. Under the Agreements, a change in control of the Company is defined to occur (a) if any individual or group becomes the beneficial owner of 30% or more of the combined voting power of the Company's outstanding securities, (b) if "continuing directors" (defined as the directors of the Company as of the date of the Agreement and any successor to any such directors who was nominated or selected by a majority of the directors in office at the time of his nomination or selection and who is not affiliated or associated in any way with an individual or group who is a beneficial owner of more than 10% of the combined voting power of the Company's outstanding securities) cease to constitute at least a majority of the board of directors, or (c) if there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company in which the stockholders of the Company do not own more than 50% of the combined voting power of the Company or other corporation resulting from such transaction, or (d) if all or substantially all of the Company's assets are sold, liquidated or distributed.

   In the Agreements, the affected executive officers have agreed that they will not voluntarily leave the Company's employ during a tender or exchange offer, proxy solicitation in opposition to the Board of Directors or other effort by any party to effect a change in control of the Company. This is intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of the Company, and to enhance the Company's ability to attract and to retain executives.

   Each Agreement provides that if within 18 months of a change in control (i) the Company terminates the employee's employment other than by reason of his death, disability, retirement or for cause (as defined in the Agreement) or
(ii) the employee terminates his employment for "good reason," the employee will receive a lump sum severance payment equal to 2.50 (in the case of the senior executives) or 2.99 (in the case of Mr. Aurelio) times the sum of the employee's annual base salary plus the highest annual bonus paid to the employee in any of the three years ending prior to the date of termination. "Good reason" is defined as the following after a change in control of the
Company: certain material changes in assignment of duties; certain reductions in compensation; certain material changes in employee benefits and perquisites; a change in the site of employment; the Company's failure to obtain the written assumption by its successor of the obligations contained in the Agreement; attempted termination of employment for cause on grounds insufficient to constitute a basis of termination for cause under the terms of the Agreement; or the Company's failure to promptly make any payment required under the terms of the Agreement in the event of a dispute relating to employment termination.

   Each Agreement provides that upon termination or resignation occurring under the circumstances described above, the employee will receive a continuation of all insurance and other benefits on the same terms as if he remained an employee or equivalent benefits will be provided until the earlier to occur of commencement of substantially equivalent full-time employment with a new employer or 24 months after the date of termination of employment with the Company. Each agreement also provides that all stock options granted become exercisable in full according to their terms, and that any unreleased restricted stock be released from restrictions. Each Agreement also provides that all outstanding long-term incentive award cycles under the Stock Plan shall be paid out at the "target" level without pro-rating for remaining periods under these cycles. Each Agreement further provides that in the event that any payments and benefits received by the employee from the Company would subject that person to the excise tax contained in Section 280G of the Code the employee will be entitled to receive an additional payment that will place the employee in the same after-tax economic position that the employee would have enjoyed if such excise tax had not applied.

Comparative Stock Performance

   The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from April 4, 1999 through September 29, 2000 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index"), and (ii) the Hambrecht & Quist Semiconductor Index, which is a published industry index. The Hambrecht & Quist Semiconductor index contains 37 companies in the semiconductor and semiconductor equipment industries. The cumulative total return computations set forth in the performance graph assume the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Hambrecht & Quist Semiconductor Index on April 4, 1999. Prior to April 4, 1999, the Company's Common Stock was not registered under the Exchange Act.


                                    [GRAPH]

                 VARIAN SEMICONDUCTOR      NASDAQ STOCK        HAMBRECHT & QUIST
                       EQUIPMENT           MARKET (U.S.)         SEMICONDUCTOR

4/4/99                   100                  100                   100
6/30/99                  154                  125                   108
10/1/99                  195                  145                   110
12/31/99                 307                  210                   164
3/31/2000                575                  330                   184
6/30/2000                568                  323                   160
9/29/2000                338                  261                   147

                                             April 4, October 1, September 29,
                                               1999      1999        2000
                                             -------- ---------- -------------
Varian Semiconductor Equipment Associates,
 Inc. ......................................   $100      $195        $338
Nasdaq Composite Index......................   $100      $110        $147
Hambrecht & Quist Semiconductor Index.......   $100      $145        $261

Certain Transactions

   For a description of certain employment and other arrangements between the Company and its executive officers, see "Change in Control Agreements" above.

   The Company has a policy that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

   VAI provided Mr. Aurelio with $500,000 in financing to purchase a residence when VAI recruited and relocated him in 1991. Mr. Aurelio entered into a promissory note in favor of VAI in the principal amount of $500,000, which note is secured by a deed of trust on the property. The note bears interest at a rate of 8.5% compounded annually, but total accrued interest is limited based on the appreciation of the property. The principal and accrued interest is due and payable in 2021 or three years after Mr. Aurelio's retirement or termination. At the time of the spinoff of the Company from VAI in April 1999, Mr. Aurelio's obligation to repay the promissory note became an asset of the Company. To date, all principal and interest on the note is outstanding.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

   Subject to ratification by the stockholders, the Board of Directors, on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent accountants since April 1999. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants, the selection of such accountants will be reconsidered by the Board of Directors.

   Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

   All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Deadline For Submission of Stockholder Proposals For The 2002 Annual Meeting

   Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal office in Gloucester, Massachusetts not later than September 6, 2001 for inclusion in the proxy statement for that meeting.

   Stockholders who wish to make a proposal at the 2002 Annual Meeting of Stockholders other than one that will be included in the Company's proxy materials should notify the Company no later than November 4, 2001 and no earlier than October 5, 2001. If a stockholder who wished to present a proposal fails to notify the Company by this date, the proxies that management solicits for that meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still exercise discretionary authority under circumstances consistent with the Securities and Exchange Commission's proxy rules.

                                          By Order of the Board of Directors,

                                      /s/ Richard A. Aurelio
                                          RICHARD A. AURELIO
                                          President and Chief Executive
                                           Officer

Gloucester, Massachusetts
January 3, 2001


 THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                   APPENDIX A

                VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
                            AUDIT COMMITTEE CHARTER

Purpose

   The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

   In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

   The Committee shall review the adequacy of this Charter on an annual basis.

Membership

   The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD.

   Accordingly, all of the members will be directors:

     1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

   The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

   The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  . The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61.

  . As a whole, or through the Committee chair, the Committee shall review with the outside auditors the matters (if any) required to be discussed by SAS No. 61 in connection with the interim financial reviews conducted by the outside auditors; this review will occur prior to the Company's filing of the Form 10-Q.

  . The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls, accounting policies and estimates.

  . Review the internal auditor's annual plan and significant findings and assess management's responses.

  .  The Committee shall:

    . request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

    . discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

    . recommend that the Board take appropriate action to oversee the independence of the outside auditor.

    . The Board shall have the ultimate authority and responsibility to select (subject to shareholder ratification), evaluate and, where appropriate, replace the outside auditor.

    . The Committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement, commencing with the proxy statement for the 2001 Annual Meeting.

    . Based on the criteria set forth in Item 306(a) of Regulation S-K and, if so determined by the Committee, recommend to the Board of Directors that the audited financial statements for each fiscal year be included in the Company's Annual Report on Form 10-K in respect of such year.

    . The Committee will perform such other functions as may be required by law, the Company's Certificate of Incorporation or its By-Laws.

                VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy statement.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your proxy must be received prior to the Annual Meeting of Stockholders to be held on February 7, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Varian Semiconductor Equipment Associates, Inc.


[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.
---

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSALS NUMBER 1 AND 2.

     A vote FOR the director nominees and FOR proposals number 1 and 2 is recommended by the Board of Directors.

1.   Election of Class II                        Nominees: George W. Chamillard
     Directors.               FOR  WITHHELD                Robert W. Dutton
                              [_]    [_]


2.   Ratification of selection
     of independent
     accountants.             FOR    AGAINST  ABSTAIN
                              [_]      [_]      [_]


     Mark box at right if comments or
     address change have been made
     on the reverse side of this card.  ___      [_]

                     PLEASE VOTE, DATE AND SIGN BELOW AND
                     RETURN PROMPTLY IN ENCLOSED ENVELOPE.


SIGNATURE(S):____________________________________        DATE:__________

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

                VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               Annual Meeting of Stockholders - February 7, 2001

P Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Ernest L.
R Godshalk, III and Gary L. Loser, Esq., or each or either of them with full power of substitution, as
O proxies for those signing on the reverse side to act and vote all shares of stock of Varian Semiconductor
X Equipment Associates, Inc. (the "Company") which the undersigned would be entitled to vote if personally
Y present at the Annual Meeting of Stockholders of the Company to be held on February 7, 2001 and at any adjournments thereof (the "Meeting") as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing.

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?
___________________________________          ___________________________________
___________________________________          ___________________________________
___________________________________          ___________________________________

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE